Virginia Mines Inc.
(an exploration company)
Interim Balance Sheet (unaudited)

(expressed in Canadian dollars)
	As at	As at
	November 30,	February 28,
	2006	2006
	$	$

Assets

Current assets
Cash and cash equivalents	10,333,112	10,455,911
Short-term investments	26,878,622	21,129,909
Amounts receivable	9,210,296	8,902,156
Prepaid expenses	136,293	85,863
Current assets of discontinued operations	-	1,233,825
Future income tax assets	-	5,886,318

	46,558,323	47,693,982

Office equipment	9,068	11,217

Mining properties (note 2)	11,169,319	6,567,312

Web site development expenses	2,253	2,907

Deferred charges	-	341,722

Long-term assets of discontinued operations	-	11,397,457

	57,738,963	66,014,597

Liabilities

Current liabilities
Accounts payable and accrued liabilities
Related companies	37,041	94,033
Others	2,172,431	430,051
Current liabilities of discontinued operations	-	4,435,716

	2,209,472	4,959,800

Long-term liabilities of discontinued operations	-	86,318

	2,209,472	5,046,118

Shareholders' Equity

Share capital	94,101,217	85,471,959
Warrants (note 3a)	261,114	446,117
Stock options (note 3b)	2,661,136	-
Unit options	-	101,178
Contributed surplus	9,800	1,274
Deficit	(41,503,776)	(25,052,049)

	55,529,491	60,968,479

	57,738,963	66,014,597

The accompanying notes are an integral part of these interim financial statements.
Approved by the Board of Directors

_/s/André Gaumond______, Director ____/s/André Lemire______, Director

Virginia Mines Inc.
(an exploration company)
Interim Statements of Earnings (unaudited)

(expressed in Canadian dollars)

	Three-Month Periods Ended November 30,		Nine-Month Periods Ended November 30,

	2006	2005	2006	2005
	$	$	$	$

Revenues
Dividends	138,475	109,959	375,944	275,970
Interest	295,559	244,089	878,183	660,670
Fees	158,026	13,987	221,447	103,953
Option payments received as financial instruments in excess of cost of mining property	-	-	2,193,031	-
Gain on sale of short-term investments	394,195	54,947	1,008,832	393,623
Gain on sale of mining properties	-	-	319,831	429,853
	986,255	422,982	4,997,268	1,864,069
Expenses
Professional and maintenance fees (1)	157,061	65,403	2,362,903	378,238
Management fees	82,398	-	146,050	53,812
Rent and administrative expenses	200,686	228,544	985,109	583,638
Advertising and exhibitions	33,583	66,065	72,511	157,881
Travelling	21,326	12,274	63,583	85,671
Depreciation of office equipment	716	1,162	2,149	3,486
Amortization of Web site development expenses	218	311	655	934
General exploration costs (1)	49,609	84,081	934,672	401,810
Grants, credit on duties refundable for loss and refundable tax credit for resources	(22,292)	(35,589)	(70,074)	(95,768)
Cost of mining properties abandoned	25,581	168,994	40,873	1,115,869
Writedown of short-term investments	-	-	298,960	-
	548,886	591,245	4,837,391	2,685,571

Net earnings (net loss) from continuing operations	437,369	(168,263)	159,877	(821,502)

Net loss from discontinued operations	-	(79,023)	-	(389,638)
Net earnings (net loss) for the period	437,369	(247,286)	159,877	(1,211,140)

Basic and diluted net earnings (net loss) per share from continuing operations (note 4)	0.0166	(0.0073)	0.0063	(0.0365)
Basic and diluted net loss per share from discontinued operations (note 4)	-	(0.0034)	-	(0.0173)
Total basic and diluted net earnings (net loss) per share (note 4)	0.0166	(0.0107)	0.0063	(0.0538)
(1) Stock-based compensation costs from stock options
granted included in the following items :
Professional and maintenance fees	100,230	6,263	2,132,423	225,580
General exploration costs	-	-	764,896	115,488
	100,230	6,263	2,897,319	341,068

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statement of Changes in Shareholders’ Equity (unaudited)
For the nine-month period ended November 30, 2006

(expressed in Canadian dollars)

											Contri-buted surplus
	Share capital				Warrants (units)		Stock options		Unit options			Deficit	Total
	common shares		Warrants
	Number	$	Number	$	Number	$	Number	$	Number	$	$	$	$
Balance as at March 1, 2006	48,156,570	85,471,959	835,425	446,117	-	-	-	-	95,730	101,178	1,274	(25,052,049)	60,968,479

Unit options exercised	95,730	431,468	-	-	23,932	62,203	-	-	(95,730)	(101,178)	-	-	392,493
Warrants (units) exercised	1,800	14,398	-	-	(1,800)	(4,678)	-	-	-	-	-	-	9,720
Warrants exercised	1,525	9,049	(1,525)	(814)	-	-	-	-	-	-	-	-	8,235
Stock options granted	-	-	-	-	-	-	20,000	234,000	-	-	-	-	234,000
Stock options exercised	20,000	239,610	-	-	-	-	(20,000)	(234,000)	-	-	-		5,610
	48,275,625	86,166,484	833,900	445,303	22,132	57,525	-	-	-	-	1,274	(25,052,049)	61,618,537
Exchange of each share of Virginia Gold Mines for 0.5 share of the company with respect to the plan of arrangement	(24,137,813)	-	-	-	-	-	-	-	-	-	-	-	-

Exchange of each warrant and warrant (unit) of Virginia Gold Mines for 0.5 warrant and warrant (unit) of the company with respect to the plan of arrangement	-	-	(416,950)	-	(11,066)	-	-	-	-	-	-	-	-

Transfer of Eleonore property's net assets and elimination of future income tax assets	-	-	-	-	-	-	-	-	-	-	-	(15,974,110)	(15,974,110)

Stock options granted (note 3 b)	-	-	-	-	-	-	1,018,000	2,661,136	-	-	2,183	-	2,663,319

Warrants exercised (note 3 a)	414,664	935,491	(414,664)	(442,861)	-	-	-	-	-	-	-	-	492,630

Warrants matured	-	-	(2,286)	(2,442)	-	-	-	-	-	-	2,442	-	-

Warrants (units) exercised	10,316	65,879	-	-	(10,316)	(53,624)	-	-	-	-	-	-	12,255

Warrants (units) matured	-	-	-	-	(750)	(3,901)	-	-	-	-	3,901	-	-

Warrants granted (note 3 a)	-	-	484,162	261,114	-	-	-	-	-	-	-	-	261,114

Issuance of shares for cash consideration	1,810,406	6,955,048	-	-	-	-	-	-	-	-	-	-	6,955,048

Share issue expenses	-	(21,685)	-	-	-	-	-	-	-	-	-	-	(21,685)

Costs related to the plan of arrangement	-	-	-	-	-	-	-	-	-	-	-	(637,494)	(637,494)
Net earnings for the period	-	-	-	-	-	-	-	-	-	-	-	159,877	159,877
Balance as at November 30, 2006	26,373,198	94,101,217	484,162	261,114	-	-	1,018,000	2,661,136	-	-	9,800	(41,503,776)	55,529,491

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statement of Changes in Shareholders’ Equity (unaudited)
For the nine-month period ended November 30, 2005

(expressed in Canadian dollars)

					Warrants (units)				Unit options		Contri-buted surplus	Deficit	Total
	Share capital common shares		Warrants				Stock options

	Number	$	Number	$	Number	$	Number	$	Number	$	$	$	$

Balance as at March 1, 2005	19,479,539	56,253,306	994,011	554,380	-	-	1,106,655	460,466	-	-	1,274	(29,230,758)	28,038,668

Warrants exercised	1,019,694	4,855,179	(1,015,449)	(577,275)	-	-	-	-	-	-	-	-	4,277,904
Stock options exercised	284,695	567,819	-	-	-	-	(284,695)	(65,303)	-	-	-	-	502,516
Unit options exercised	16,980	175,148	-	-	-	-	-	-	(16,980)	(35,912)	-	-	139,236

Unit options granted	-	-	-	-	-	-	106,500	341,068	117,900	249,301	-	-	590,369

Warrants granted	-	-	501,750	550,771	-	-	-	-	-	-	-	-	550,771

Issuance of shares for cash consideration	2,140,000	18,826,111	-	-	-	-	-	-	-	-	-	-	18,826,111

Acquisition of a mining property	80,000	1,040,000	-	-	-	-	-	-	-	-	-	-	1,040,000

Share issue expenses	-	(1,576,126)	-	-	-	-	-	-	-	-	-	-	(1,576,126)

Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	(1,211,140)	(1,211,140)

Balance as at November 30, 2005	23,020,908	80,141,437	480,312	527,876	-	-	928,460	736,231	100,920	213,389	1,274	(30,441,898)	51,178,309

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statements of Cash Flows (unaudited)

(expressed in Canadian dollars)

	Three-Month Periods Ended November 30,		Nine-Month Periods Ended November 30,

	2006	2005	2006	2005
	$	$	$	$
Cash flows from operating activities from continuing operations
Net earnings (net loss) from continuing operations for the period	437,369	(168,263)	159,877	(821,502)
Items not affecting cash and cash equivalents
Cost of mining properties abandoned	25,581	168,994	40,873	1,115,869
Depreciation of office equipment	716	1,162	2,149	3,486
Amortization of Web site development expenses	218	311	655	934
Stock-based compensation costs	100,230	6,263	2,897,319	341,068
Writedown of short-term investments	-	-	298,960	-
Option payments received as financial instruments in excess of cost of mining property	-	-	(2,193,031)	-
Gain on sale of short-term investments	(394,195)	(54,947)	(1,008,832)	(393,623)
Gain on sale of mining properties	-	-	(319,831)	(429,853)
	169,919	(46,480)	(121,861)	(183,621)

Net change in non-cash working capital items
Amounts receivable	11,644	(1,124,775)	682,117	(462,321)
Prepaid expenses	(48,373)	(5,340)	(50,430)	1,454
Advances to a related company	65,663	-	-	-
Accounts payable and accrued liabilities	(901,827)	(554,063)	931,341	(72,959)
	(872,893)	(1,684,178)	1,563,028	(533,826)
	(702,974)	(1,730,658)	1,441,167	(717,447)
Cash flows from operating activities from discontinued
operations	-	(79,023)	(1,460,965)	(389,638)

Cash flows from financing activities from continuing operations
Issuance of share capital and warrants	407,288	383,949	5,968,336	24,270,156
Share issue expenses	-	(2,354)	(21,685)	(1,300,443)
	407,288	381,595	5,946,651	22,969,713

Cash flows from investing activities from continuing operations
Variation in short-term investments	599,463	(649,027)	(2,511,601)	(14,136,001)
Variation in deposit on exploration funds	-	-	-	49,430
Additions to mining properties	(1,783,196)	(3,811,279)	(3,083,768)	(10,866,774)
Variation in credit on duties refundable for loss and refundable tax credit
receivable related to exploration costs applied against mining properties	(22,292)	-	269,068	-
Additions to office equipment	-	-	-	(239)
Proceeds from disposal of mining properties	-	-	15,000	-
Option payments received	20,000	-	75,000	-
Variation in deferred charges	-	-	(341,162)	-
	(1,186,025)	(4,460,306)	(5,577,463)	(24,953,584)
Cash flows from investing activities from discontinued operations	-	-	(472,189)	-

Decrease in cash and cash equivalents	(1,481,711)	(5,888,392)	(122,799)	(3,090,956)
Cash and cash equivalents - Beginning of period	11,814,823	10,115,738	10,455,911	7,318,302
Cash and cash equivalents - End of period	10,333,112	4,227,346	10,333,112	4,227,346

Virginia Mines Inc.
(an exploration company)
Interim Statements of Cash Flows (unaudited)

(expressed in Canadian dollars)

	Three-Month Periods Ended November 30,		Nine-Month Periods Ended November 30,

	2006	2005	2006	2005
	$	$	$	$
Additional information
Items not affecting cash and cash equivalents related to financing and investing activities
Credit on duties refundable for loss and refundable tax credit receivable related to exploration costs applied against mining properties	8,603,484	7,256,119	8,603,484	7,256,119
Acquisition of mining properties included in accounts payable and accrued liabilities	798,844	1,488,356	798,844	1,488,356
Stock options exercised and included in share capital	-	16,083	234,000	65,303
Warrants exercised and included in share capital	366,138	6,875	443,675	577,275
Warrants granted and included in shareholders' equity	-	-	-	550,771
Warrants granted and included in share issue expenses	-	-	-	26,382
Unit options granted and included in share issue expenses	-	-	-	249,301
Stock options granted and included in shareholders' equity	-	6,263	-	341,068
Unit options exercised and included in share capital	-	35,912	101,178	35,912
Warrants (units) granted and included in shareholders' equity	-	-	62,203	-
Warrants (units) exercised and included in share capital	-	-	58,302	-
Sale of mining properties in consideration of short-term investments	-	-	4,122,735	434,085
Acquisition of a mining property in consideration of the issuanceof shares	-	1,040,000	2,168,769	1,040,000
Long-term investments transferred in short-term investments	-	13,585	-	13,585
Interest received	263,224	146,346	856,560	446,701
Income taxes paid	-	294	-	464

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

  Interim financial information

The financial information as at November 30, 2006 and for the three-month and nine-month periods ended November 30, 2006 and 2005 is unaudited. However, in the opinion of management, all adjustments necessary to present fairly the results of these periods have been included. The adjustments made were of a normal recurring nature. Interim results may not necessarily be indicative of results anticipated for the year.

These unaudited interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles and use the same accounting policies and methods used in the preparation of Virginia Gold Mines Inc.'s ("Virginia Gold Mines") most recent annual financial statements. All disclosures required for annual financial statements have not been included in these financial statements. These unaudited interim financial statements should therefore be read in conjunction with Virginia Gold Mines' most recent audited annual financial statements.

2. Mining properties

					Option payments, mining properties abandoned, credit on duties refundable for loss, refundable tax credit for resources

			Balance			Balance
			as at			as at
	# claims /	Undivided	March 1,	Costs		November 30,
	permits	interest	2006	incurred		2006
		%	$	$	$	$
Auclair	240
Mining property		100	251,406	16,018	-	267,424
Exploration costs			148,144	114,039	(52,532)	209,651
			399,550	130,057	(52,532)	477,075

Corvet Est	723
Mining property		100	30,401	-	-	30,401
Exploration costs			1,037,729	(474)	(59,135)	978,120
			1,068,130	(474)	(59,135)	1,008,521

Coulon Pitaval	368
Mining property		100	62,132	9,088	-	71,220
Exploration costs			231,800	93,718	(42,866)	282,652
			293,932	102,806	(42,866)	353,872

Coulon J/V	598
Mining property		100	100,940	(15)	-	100,925
Exploration costs			376,439	9,599	(28,876)	357,162
			477,379	9,584	(28,876)	458,087

Lac Gayot	75
Mining property 4		100	47,660	2,197,769	-	2,245,429
Exploration costs			701,067	12,424	(5,522)	707,969
			748,727	2,210,193	(5,522)	2,953,398

	(forward)		2,987,718	2,452,166	(188,931)	5,250,953

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

					Option payments, mining properties abandoned, credit on duties refundable for loss, refundable tax credit for resources

			Balance			Balance
			as at			as at
	# claims /	Undivided	March 1,	Costs		November 30,
	permits	interest	2006	incurred		2006
		%	$	$	$	$
	(brought forward)		2,987,718	2,452,166	(188,931)	5,250,953

Poste Lemoyne Ext.	211
Mining property		100	1,074,205	5,194	-	1,079,399
Exploration costs			429,686	122,751	(56,579)	495,858
			1,503,891	127,945	(56,579)	1,575,257

Megatem	882
Mining property		45	23,768	-	-	23,768
Exploration costs			919,128	1,151	(290)	919,989
			942,896	1,151	(290)	943,757

Megatem III	463
Mining property		49	-	-	-	-
Exploration costs			207,097	70,000	(29,960)	247,137
			207,097	70,000	(29,960)	247,137

Wabamisk	667
Mining property		100	48,124	62,759	-	110,883
Exploration costs			43,820	338,808	(156,191)	226,437
			91,944	401,567	(156,191)	337,320

Others
Mining properties			397,103	956,498	(27,128)	1,326,473
Exploration costs			436,663	1,997,257	(945,498)	1,488,422
			833,766	2,953,755	(972,626)	2,814,895
			6,567,312	6,006,584	(1,404,577)	11,169,319

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

Change in mining properties

$
Balance as at March 1, 2006	6,567,312
Costs incurred during the period
Acquisition of a mining property	2,168,769
Claims and permits	1,078,541
Analyses	244,248
Drilling	90,201
Geophysics	276,819
Geochemistry	20,159
Geology	319,302
Transport	1,010,210
Professional fees	672,531
Accommodation	125,804
6,006,584

Option payments	(75,000)
Mining properties abandoned	(70,250)
Credit on duties refundable for loss and refundable tax
credit for resources	(1,259,327)
(1,404,577)
Balance as at November 30, 2006	11,169,319

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

3. Equity components

(a) Warrants

The following table summarizes the exercise price and the maturity date of outstanding warrants :

• 484,162 warrants at $5.84 mature on November 18, 2007.

The 484,162 warrants were granted under a private placement entered into with Goldcorp Inc. during the nine-month period ended November 30, 2006

The following table summarizes information about warrants outstanding and exercisable as at November 30, 2006:

Number	Weighted average remaining contractual life (years)	Weighted average exercise price $

484,162	0.97	5.84

The fair value of warrants granted during the nine-month period ended November 30, 2006 was estimated using the Black-Sholes valuation model with the following assumptions:

Risk-free interest rate	4.11%
Expected volatility	50%
Dividend yield	Nil
Weighted average expected life	18 months
Weighted average fair value of warrants granted	$0.539

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

(b) Stock options

Options granted expire after a maximum period of ten years following the date of grant.
There is no vesting period, except for :

• 90,000 options granted to directors and officers during the period ended November 30, 2006, which vest after one year of service (April 6, 2007).

These options will generate aggregate stock-based compensation costs of $80,184. These costs will be amortized on a straight-line basis over their vesting period.

The following table summarizes information about stock options outstanding and exercisable as at November 30, 2006.

				Options currently exercisable
Options outstanding
			Weighted average exercise price $
		Weighted average remaining contractual life (years)
Exercise price	Number			Number
$3.89 and $4.44	1,018,000	9.37	4.16	928,000

The fair value of stock options granted during the nine-month period ended November 30, 2006 was estimated using the Black-Scholes valuation model with the following assumptions:

Risk-free interest rate	4.32%
Expected volatility	63.07%
Dividend yield	Nil
Weighted average expected life	6.95 years
Weighted average fair value of options granted	$2.692

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

4. Earnings per share

For the three-month and nine-month periods ended November 30, 2006 (for continuing and discontinued operations in 2005), there was no difference between the basic and diluted earnings per share since the dilutive effect of stock options, unit options and warrants was not included in the calculation; otherwise, the effect would have been anti-dilutive. Accordingly, the diluted earnings per share for those periods were calculated using the basic weighted average number of shares outstanding.

	Three-Month Periods Ended November 30,		Nine-Month Periods Ended November 30,

	2006	2005	2006	2005

Basic weighted average number of shares
outstanding	26,343,084	22,924,704	25,509,361	22,480,260
Stock options	-	740,842	1,857	803,236
Unit options	-	45,790	-	39,380
Warrants	-	114,521	-	162,394
Diluted weighted average number of shares
outstanding	26,343,084	23,825,856	25,511,218	23,485,270

Items excluded from the calculation of diluted
earnings per share because the exercise
price was greater than the average quoted
market value of the common shares

Stock options	1,018,000	5,000	497,500	106,500
Warrants	484,162	10,500	484,162	10,500